ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

Fund	Authorized Shares
The Communication Services Select Sector SPDR® Fund (XLC)	Unlimited
The Consumer Discretionary Select Sector SPDR® Fund (XLY)	Unlimited
The Consumer Staples Select Sector SPDR® Fund (XLP)	Unlimited
The Energy Select Sector SPDR® Fund (XLE)	Unlimited
The Financial Select Sector SPDR® Fund (XLF)	Unlimited
The Health Care Select Sector SPDR® Fund (XLV)	Unlimited
The Industrial Select Sector SPDR® Fund (XLI)	Unlimited
The Materials Select Sector SPDR® Fund (XLB)	Unlimited
The Real Estate Select Sector SPDR® Fund (XLRE)	Unlimited
The Technology Select Sector SPDR® Fund (XLK)	Unlimited
The Utilities Select Sector SPDR® Fund (XLU)	Unlimited
The Communication Services Select Sector SPDR® Premium Income Fund (XLCI)	Unlimited
The Consumer Discretionary Select Sector SPDR® Premium Income Fund (XLYI)	Unlimited
The Consumer Staples Select Sector SPDR® Premium Income Fund (XLSI)	Unlimited
The Energy Select Sector SPDR® Premium Income Fund (XLEI)	Unlimited
The Financial Select Sector SPDR® Premium Income Fund (XLFI)	Unlimited
The Health Care Select Sector SPDR® Premium Income Fund (XLVI)	Unlimited
The Industrial Select Sector SPDR® Premium Income Fund (XLII)	Unlimited
The Materials Select Sector SPDR® Premium Income Fund (XLBI)	Unlimited
The Real Estate Select Sector SPDR® Premium Income Fund (XLRI)	Unlimited
The Technology Select Sector SPDR® Premium Income Fund (XLKI)	Unlimited
The Utilities Select Sector SPDR® Premium Income Fund (XLUI)	Unlimited

Dated: July 21, 2025